SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2018

Capital Art, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55370	27-0746744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6445 South Tenaya Way, B-130 Las Vegas, Nevada 89113
(Address of principal executive offices)

Registrant’s telephone number, including area code: 702-722-6113

____________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 14, 2018, the Board of Directors of Capital Art, Inc. (the “Company”) determined, upon the recommendation of the Company’s management, that the Company should restate its previously issued financial statements for the year ended December 31, 2016, to correct the accounting for certain transactions contained therein, as discussed below. Accordingly, the financial statements contained in the Company’s Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on November 24, 2017 should no longer be relied upon in its present format.

The restatement relates to an error concerning the sale of a 50% ownership of the Company’s photographic copyrights of certain celebrity archival images and the right to receive 50% of the future share of income derived from the assigned images to third parties in exchange for a lump sum payment. The proceeds from the sale were erroneously recorded as revenue. The Company determined that these amounts should be recorded as debt in accordance with ASC 470-10-25 and 470-10-35, and to amortize the amounts under the interest method as described under ASC 835-30, Interest Method. The effect of the correction is to increase liabilities by $349,818 and increase net loss by the same amount.

Restated financial statements for the year ended December 31, 2016 will be included in the Company’s annual report on Form 10-K for the year ended December 31, 2016, which the Company expects to file on or before March 1, 2018.

The Company’s Board of Directors discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Malone Bailey LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Art,, Inc.

/s/ Stuart Scheinman

Stuart Scheinman

Chief Executive Officer

Date: February 26, 2018

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